                                                                  Exhibit (c)(4)


                          FORM OF STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into
as of            , 1999, by and between Applied Holographics plc, a public
company limited company incorporated and existing under the laws of England and Wales ("BUYER") and (the "STOCKHOLDER").

         WHEREAS, the Stockholder desires that Buyer, a newly-formed Colorado corporation and wholly-owned subsidiary of Buyer ("NEWCO"), and Optical Security Group, Inc., a Colorado corporation ("SELLER"), enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT") with respect to the merger of Newco with Seller (the "MERGER"); and

         WHEREAS, the Stockholder is executing this Agreement as an inducement to Buyer to enter into and execute, and to cause Newco to enter into and execute, the Merger Agreement;

         NOW, THEREFORE, in consideration of the execution and delivery by Buyer and Newco of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. Stockholder represents and warrants to Buyer as follows:

                  (a) The Stockholder is the record and beneficial owner of the number of shares (the "STOCKHOLDER'S SHARES") of common stock, $0.05 par value of Seller ("SELLER COMMON STOCK") set forth below such Stockholder's name on the signature page hereof. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

                  (b) Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or bound or to which the Stockholder's Shares are subject. If Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or the Stockholder's Shares.

                  (c) The Stockholder's Shares and the certificates representing the Stockholder's Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

                  (e) Stockholder understands and acknowledges that Buyer is entering into, and causing Newco to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder acknowledges that the irrevocable proxy set forth in
         Section 4 and the agreement to accept the cash offer made by Buyer pursuant to the Offer, as described in Section 5, are granted in consideration for the execution and delivery of the Merger Agreement by Buyer and Newco.

         2. VOTING AGREEMENTS. Stockholder agrees with, and covenants to, Buyer as follows:

                  (a) At any meeting of stockholders of Seller called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "STOCKHOLDERS' MEETING"), Stockholder shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Seller of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) While this Agreement shall be in effect, at any meeting of stockholders of Seller or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Stockholder shall vote (or cause to be voted) the Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Seller or (ii) any amendment of Seller's Articles of Organization or Bylaws or other proposal or transaction involving Seller or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "COMPETING TRANSACTION").

         3. COVENANTS. Stockholder agrees with, and covenants to, Buyer that, while this Agreement shall be in effect, Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Stockholder's Shares or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement; (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; (v) initiate, solicit or request, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to an Acquisition Proposal or Superior Proposal (as such terms are defined in the Merger Agreement); or (vi) in the event of any unsolicited proposed Acquisition Proposal or Superior Proposal, engage in negotiations with or discussions with, or provide any information or data to, any person or entity (other than Buyer, any of its affiliates or representatives) relating to any Acquisition Proposal or Superior Proposal; PROVIDED, THAT Stockholder may transfer (as defined above) any of the Stockholder's Shares to any other person or entity who is on the date hereof, or to any family member of a person or to any charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of "Stockholder" hereunder.

         4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

                  (a) Stockholder hereby irrevocably grants to, and appoints, Buyer and David Tidmarsh, Chief Executive of Buyer, and Mike Angus, Group Finance Director of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, and each of them individually, Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of the Stockholder's Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, and (ii) against any Competing Transaction.

                  (b) Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement and that such irrevocable proxy will continue in force and effect while this Agreement is in effect. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the Colorado Business Corporation Act.

         5. AGREEMENT TO TENDER STOCKHOLDER'S SHARES. Stockholder covenants and agrees to promptly accept the all cash offer of $7.00 per share to purchase each of Stockholder's Shares made by Buyer or Newco in accordance with the Offer and Stockholder further agrees not to withdraw such acceptance, so long as either
(i) the holders of more than 50% of the outstanding shares of Seller Common Stock have agreed to accept the cash offer in accordance with the Offer, or (ii) neither Buyer nor Newco has terminated the Offer without the purchase by Buyer or Newco of shares of Seller Common Stock or permitted the Offer to lapse in accordance with its terms. For the avoidance of doubt, for purposes of determining whether the condition in subclause (i) of this Section is satisfied, the Stockholder's Shares shall be included in the shares, the holders of which have accepted the cash offer in accordance with the Offer.

         6. CERTAIN EVENTS. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Seller affecting Seller Common Stock, or the acquisition of additional shares of Seller Common Stock or other voting securities of Seller by Stockholder, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Seller Common Stock or other voting securities of Seller issued to or acquired by Stockholder.

         7. LEGEND Stockholder agrees that at the request of Buyer, Stockholder will place a legend, referring to this Agreement and in a form reasonably satisfactory to Buyer, on the certificates representing such Stockholder's Shares.

         8. FURTHER ASSURANCES. Stockholder shall, upon request of Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Stockholder's Shares as contemplated by Section 4 in Buyer and the other irrevocable proxies described therein at the expense of Buyer.

         9. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) termination of the Merger Agreement in accordance with its terms or (b) upon consummation of the Merger (as defined in the Merger Agreement).

         10. ENFORCEMENT COSTS. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

         11. MISCELLANEOUS.

                  (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

                  (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Buyer, to the address provided in the Merger Agreement; and (ii) if to Stockholder, to its address shown below its signature on the last page hereof.

                  (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

                  (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by the proviso to Section 3(b). Any assignment in violation of the foregoing shall be void.

                  (h) Stockholder agrees that irreparable damage would occur and that Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches by Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
         (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Colorado or any State of Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Colorado or a Colorado state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by Seller pursuant to the terms of the Merger Agreement.

                  (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

                  (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                                       APPLIED HOLOGRAPHICS PLC


                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:


                                       STOCKHOLDER:



                                       ----------------------------------------
                                       Name:
                                       Address:

                                       Number of Shares
                                       Beneficially Owned: